QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.01

Residual Value Obligation

Quarterly certificate for the quarter ended June 30, 2005

        The information below is being disclosed pursuant to the Residual Value Obligation Agreement dated as of April 3, 2000 between Associates First Capital Corporation and the Chase Manhattan Bank, as Trustee. Terms used and not otherwise defined herein have the meaning assigned to them in the Residual Value Agreement.

Securitization Distribution Dates during quarter:	April 15, 2005	May 16, 2005	June 15, 2005
Allocation Dates during quarter:	April 18, 2005	May 17, 2005	June 16, 2005
	Payment Date during quarter:		NA
	AFCC Amount at beginning of quarter:		$585,241,826
	AFCC Amount at end of quarter:		$607,463,869
On the Payment Date during the quarter:
	Accrued RVO Payment Amount as of the immediately preceding Allocation Date:		$—
	Interest accrued on Accrued RVO Payment Amount since immediately preceding Allocation Date:		$—
	Accrued RVO Payment Amount as of such Payment Date:		$—
	Number of RVO's outstanding as of the applicable record date		N/A
	Payment per RVO:		$—
As of the first Allocation Date during the quarter:
Residual Cash Flow:
Residual Cash Flow Allocated for current period			$—
Cumulative Residual Cash Flow not covered by allocation (to be carried forward)			$(5,270,644)
Excess Litigation Reserve allocated:			$—
RVO Expenses:
Residual Cash Flow allocated to RVO Expenses:			$—
Cumulative RVO Expenses not covered by allocation (to be carried forward):			$—
Litigation Expenses:
Residual Cash Flow allocated to Litigation Expenses:			$—
Cumulative Litigation Expenses not covered by allocation (to be carried forward):			$9,219

AFCC Amount:
AFCC Amount at end of immediately preceding Allocation Date:	$585,241,826
plus: AFCC Interest added on imediately preceding Securitization Distribution Date:	$7,315,523
less: Residual Cash Flow allocated to AFCC Amount:	$—
AFCC Amount after allocation:	$592,557,349
Accrued RVO Payment Amount:
Residual Cash Flow allocated to Accrued RVO Payment Amount on such Allocation Date:	$—
plus: cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment Date on which RVO Payments were made:	$—
Accrued RVO Payment Amount on such Allocation Date:	$—
As of the second Allocation Date during the quarter:
Residual Cash Flow:
Residual Cash Flow allocated for current period	$—
Cumulative Residual Cash Flow not covered by allocation (to be carried forward)	$(5,045,351)
Excess Litigation Reserve allocated:	$—
RVO Expenses:
Residual Cash Flow allocated to RVO Expenses:	$—
Cumulative RVO Expenses not covered by allocation (to be carried forward):	$5,840
Litigation Expenses:
Residual Cash Flow allocated to Litigation Expenses:	$—
Cumulative Litigation Expenses not covered by allocation (to be carried forward):	$9,243
AFCC Amount:
AFCC Amount at end of immediately preceding Allocation Date:	$592,557,349
plus: AFCC Interest added on immediately preceding Securitization Distribution Date:	$7,406,966
less: Residual Cash Flow allocated to AFCC Amount:	$—
AFCC Amount after allocation:	$599,964,315
Accrued RVO Payment Amount:
Residual Cash Flow allocated to Accrued RVO Payment Amount on such Allocation Date:	$—
plus: cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment Date on which RVO Payments were made:	$—
Accrued RVO Payment Amount on such Allocation Date:	$—

As of the third Allocation Date during the quarter:
Residual Cash Flow:
Residual Cash Flow allocated for current period	$—
Cumulative Residual Cash Flow not covered by allocation (to be carried forward)	$(5,330,942)
Excess Litigation Reserve allocated:	$—
RVO Expenses:
Residual Cash Flow allocated to RVO Expenses:	$—
Cumulative RVO Expenses not covered by allocation (to be carried forward):	$5,855
Litigation Expenses:
Residual Cash Flow allocated to Litigation Expenses:	$—
Cumulative Litigation Expenses not covered by allocation (to be carried forward):	$9,267
AFCC Amount:
AFCC Amount at end of immediately preceding Allocation Date:	$599,964,315
plus: AFCC Interest added on immediately preceding Securitization Distribution Date:	$7,499,554
less: Residual Cash Flow allocated to AFCC Amount:	$—
AFCC Amount after allocation:	$607,463,869
Accrued RVO Payment Amount:
Residual Cash Flow allocated to Accrued RVO Payment Amount on such Allocation Date:	$—
plus: cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment Date on which RVO Payments were made:	$—
Accrued RVO Payment Amount on such Allocation Date:	$—

QuickLinks

  Exhibit 99.01
Residual Value Obligation Quarterly certificate for the quarter ended June 30, 2005